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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 1999

MERRILL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-14082	41-0946258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

One Merrill Circle, St. Paul, Minnesota 55108
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (651) 646-4501

Item 1. Change in Control of Registrant

    On November 23, 1999 (the "Effective Date"), Merrill Corporation (the "Company") consummated a merger (the "Merger") with Viking Merger Sub, Inc. ("Merger Sub") pursuant to an Agreement and Plan of Merger by and between the Company and Merger Sub dated as of July 14, 1999, as amended. The Merger was approved by the Company's shareholders at a meeting held on November 23, 1999. The Merger became effective on November 23, 1999 after the filing of the Articles of Merger with the Secretary of State of the State of Minnesota. As a result of the Merger, each share of common stock of the Company outstanding immediately prior to the Merger converted into the right to receive $22.00 in cash. In addition, immediately prior to the time the Merger became effective, 909,091 shares of common stock of the Company owned by John W. Castro and 70,000 shares of common stock owned by Rick R. Atterbury were exchanged into new class B common shares of the Company and remain outstanding after the Merger.

    The transaction was financed by (i) approximately $220 million of proceeds from new senior secured term loans entered into among Merrill Communications LLC, a wholly owned subsidiary of the Company ("Merrill LLC"), DLJ Capital Funding, Inc., as lead arranger and syndication agent, Wells Fargo Bank, N.A., as documentation agent and U.S. Bank National Association, as administrative agent, and the other lenders party thereto, (ii) approximately $136.2 million of proceeds from the issuance by the Company of units, each consisting of $1,000 principal amount of 12% Senior Subordinated Notes due 2009 and one warrant to purchase 1.22987 shares of Class B common stock, and (iii) approximately $110.7 million of proceeds from the issuance by the Company of common stock, preferred stock and warrants to DLJ Merchant Banking Partners II, L.P. and certain other entities.

Item 7. Financial Statements and Exhibits.

    (a) Financial Statements of Businesses Acquired.

      Not Applicable

    (b) Pro Forma Financial Information.

      Not Applicable

    (c) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 14, 1999 (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 1999)
2.2
Amendment No. 1 dated November 19, 1999 to the Agreement and Plan of Merger dated as of July 14, 1999 (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 1999)
2.3
Voting Agreement dated as of July 14, 1999, by and among Merrill Corporation, Viking Merger Sub, Inc., John W. Castro and Rick R. Atterbury (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 1999)
99.1	Press Release dated November 23, 1999 (filed herewith)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERRILL CORPORATION (Registrant)
Date: November 23, 1999	By:	/s/ JOHN W. CASTRO John W. Castro President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 14, 1999 (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 1999)
2.2
Amendment No. 1 dated November 19, 1999 to the Agreement and Plan of Merger dated as of July 14, 1999 (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 1999)
2.3
Voting Agreement dated as of July 14, 1999, by and among Merrill Corporation, Viking Merger Sub, Inc., John W. Castro and Rick R. Atterbury (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 1999)
99.1	Press Release dated November 23, 1999 (filed herewith)

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Item 1. Change in Control of Registrant
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX